Exhibit 4.5

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                         SERIES CHR 1998-1 SUPPLEMENT



                                    between



                 PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC.
                                 as Depositor


                                      and


                             THE BANK OF NEW YORK
                                  as Trustee



           Receipts on Corporate Securities Trust, Series CHR 1998-1

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                               TABLE OF CONTENTS

                                                                          Page

PRELIMINARY STATEMENT..............................................          1

SECTION 1.        Certain Defined Terms............................          1

SECTION 2.        Creation and Declaration of Trust; Grant of
                    Term Assets; Acceptance by Trustee.............          5

SECTION 3.        Designation......................................          5

SECTION 4.        Form and Date of the Certificates................          6

SECTION 5.        Aggregate Certificate Principal Balance..........          6

SECTION 6.        Currency of the Certificates.....................          6

SECTION 7.        Certain Provisions Regarding Transfer and
                    Exchange.......................................          6

SECTION 8.        Certificateholder Exchange Right.................          8

SECTION 9.        Distributions.....................................         8

SECTION 10.       Termination of Trust.............................         10

SECTION 11.       Limitation of Powers and Duties..................         11

SECTION 12.       Certain Provisions of Base Trust Agreement
                    Not Applicable.................................         11

SECTION 13.       Modification and Amendment of Base Trust
                    Agreement......................................         11

SECTION 14.       No Investment of Amounts Received on Term
                    Assets.........................................         12

SECTION 15.       Rule 144A Information............................         12

SECTION 16.       Notices..........................................         12

SECTION 17.       Access to Certain Documentation..................         12

SECTION 18.       Ratification of Agreement........................         12

SECTION 19.       Counterparts.....................................         12

SECTION 20.       Governing Law....................................         13

SECTION 21.       Covenant of Depositor............................         13

EXHIBIT A  --     Form of Amortizing Class Certificate
EXHIBIT B  --     Form of Residual Class Certificate
SCHEDULE 1 --     Identification of Term Assets
SCHEDULE 2 --     Amortization Schedule



SERIES CHR 1998-1 SUPPLEMENT dated as of
June 9, 1998 (this "Series Supplement")
between Prudential Securities Structured
Assets, Inc., a Delaware corporation, as depositor (the "Depositor"), and The
Bank of New York, a New York banking
corporation, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT

          Pursuant to the Base Trust Agreement dated as of August 28, 1997, as amended by Base Amendment No.1 dated as of February 27, 1998 (together, the "Base Trust Agreement" and, as amended and supplemented pursuant to this Series Supplement, the "Agreement"), among the Depositor and the Trustee, such parties may at any time and from time to time enter into a series supplement supplemental to the Base Trust Agreement for the purpose of creating a trust.
Section 5.13 of the Base Trust Agreement provides that the Depositor may at any time and from time to time direct the Trustee to authenticate and deliver, on behalf of any such trust, a new series of trust certificates. Each trust certificate of such new series of trust certificates will represent a fractional undivided beneficial interest in such trust. Certain terms and conditions applicable to each such series are to be set forth in the related series supplement to the Agreement.

          Pursuant to this Series Supplement, the Depositor and the Trustee shall create and establish a new trust to be known as Receipts on Corporate Securities Trust, Series CHR 1998-1 (the "Trust"), and a new Series of trust certificates to be issued thereby, which certificates shall be known as the Receipts on Corporate Securities, Series CHR 1998-1 (the "Certificates"), and the Depositor and the Trustee shall herein specify certain terms and conditions in respect thereof.

          The Certificates shall be issued in two Classes consisting of (a) the Amortizing Class Certificates (the "Amortizing Class Certificates") and
(b) the Residual Class Certificates (the "Residual Class Certificates"), subject to Section 5.16 of the Base Trust Agreement.

          On behalf of and pursuant to the authorizing resolutions of the Board of Directors of the Depositor, an authorized officer of the Depositor has authorized the execution, authentication and delivery of the Certificates, and has authorized the Base Trust Agreement and this Series Supplement in accordance with the terms of Section 5.13 of the Base Trust Agreement.

1. Certain Defined Terms. (a) All terms used in this Series Supplement that are defined in the Base Trust Agreement, either directly or by reference therein, have the meanings assigned to such terms therein, except to the extent such terms are defined or modified in this Series Supplement or the context requires otherwise. The Base Trust Agreement also contains rules as to usage which shall be applicable hereto.

     (b) Pursuant to Article I of the Base Trust Agreement, the meaning of certain defined terms used in the Base Trust Agreement shall, when applied to the trust certificates of a particular Series, be as defined in Article I but with such additional provisions and modifications as are specified in the related series supplement. With respect to the Certificates, the following definitions shall apply:

          "Acceleration of Term Assets": The acceleration of the maturity of the Term Assets following the occurrence of any default (other than a Payment Default) with respect to the Term Assets under the Indenture, and the Trustee receives notice of such acceleration, notwithstanding any subsequent rescission and annulment of such acceleration by the requisite holders of the entire series of Term Assets.

          "Aggregate Amortized Amount": The aggregate Amortized Amount of all the Amortizing Class Certificates.

          "Aggregate Certificate Principal Balance": For the Residual Class Certificates as of any date of determination, the aggregate principal balance of the Term Assets in the Trust as of such date of determination. For the Amortizing Class Certificates as of any date of determination, the Aggregate Amortized Amount as of such date of determination.

          "Unamortized Amount": For any Amortizing Class Certificate of $1,000 denomination, initially $1,000. On each Scheduled Distribution Date on which the Amortizing Class Certificates are outstanding, the Unamortized Amount will be reduced by the positive difference between (i) the Fixed Payment made on such Scheduled Distribution Date and (ii) interest accrued on the Certificate Principal Balance at the Amortizing Class Yield during the related Interest Accrual Period. On any Optional Redemption Date relating to a Partial Optional Redemption, the Unamortized Amount shall be recalculated based on the remaining Term Assets after such partial redemption and no effect shall be given to the allocation to principal provided for in Section 9(d) hereof.

          "Amortizing Class Certificates": A Class of securities issued pursuant to this Agreement representing an undivided interest in the distributions described in Section 9 hereto payable to such Class.

          "Amortizing Class Final Distribution Date": August 1, 2018.

          "Amortizing Class Yield": 6.5% per annum.

          "Available Funds": As of any Distribution Date, the aggregate amount received on or with respect to the Term Assets on or with respect to such Distribution Date.

          "Calculation Agent": The Depositor.

          "Certificates": Receipts on Corporate Securities, Series CHR 1998-1.

          "Certificateholder" or "Holder": With respect to any Amortizing Class Certificate or Residual Class Certificate, the Holder thereof.

          "Certificate Principal Balance": For any Residual Class Certificate, a pro rata portion of the principal amount of the then outstanding Term Assets. For any Amortizing Class Certificate, the Unamortized Amount.

          "Change in Reporting Status": Any circumstance pursuant to which the issuer of the Term Assets is no longer subject to the informational requirements of the Exchange Act.

          "CHR": Chrysler Corporation, a Delaware corporation, or any successor as provided in the Indenture.

          "Class": The class of Certificates constituted by the Amortizing Class Certificates or the Residual Class Certificates.

          "Closing Date": June 9, 1998.

          "Corporate Trust Office": The Bank of New York, 101 Barclay Street
(12E), New York, N.Y. 10286, Attention: Corporate Trust or such other corporate trust office as the Trustee shall designate in writing to the Depositor and the Certificateholders.

          "Distribution Date": Any Scheduled Distribution Date, In-Kind Distribution Date, Shortened Maturity Date, or Optional Redemption Date.

          "Distribution Ratio": With respect to a specified distribution to be made hereunder on any Distribution Date (other than a Scheduled Distribution
Date), the ratio in which such distribution will be made to the holders of the Amortizing Class Certificates and the Residual Class Certificates, respectively, being the same ratio as (i) the present value of all originally scheduled future payments on the Amortizing Class Certificates bears to (ii) the present value of all originally scheduled future payments on the Term Assets after August 1, 2018, in each case discounted semiannually at a rate of 7.40% per annum to the Distribution Date (or, in the case of Section 9(h), the date specified therein).

          "Excess Interest": Penalties, interest on overdue interest or other amounts paid to holders of the Term Assets because of late or defaulted payments on the Term Assets.

          "Exchange Certificate": Any Certificate of a Class to be issued pursuant to this Agreement in the Exchange Offer in exchange for an Initial Certificate of such Class at the request of the holder of such Initial Certificate.

          "Exchange Offer": The offer registered by the Depositor and the Trust pursuant to the Exchange Offer Registration Statement in which the Trust offers to holders of the Initial Certificates of a Class the opportunity to exchange such outstanding Initial Certificates for Exchange Certificates of the same Class in an aggregate principal amount equal to the Aggregate Certificate Principal Balance of the Initial Certificates tendered in such offer by such Holders.

          "Exchange Offer Registration Statement": The registration statement under the Securities Act relating to the Exchange Offer, including the related prospectus, prepared and signed by the Depositor on behalf of the Trust and in no event by the Trustee.

          "Fixed Payment": Each semiannual installment of interest and Excess Interest, if any, payable on the Term Assets through and including August 1, 2018.

          "Indenture": The indenture dated as of March 1, 1985 between CHR and Manufacturers Hanover Trust Company, which has been succeeded by State Street Bank and Trust Company, as trustee, as amended from time to time.

          "Initial Certificate": Any Amortizing Class Certificate or Residual Class Certificate to be originally issued, authenticated and delivered pursuant to this Agreement on the Closing Date.

          "Interest Accrual Period": With respect to any Scheduled Distribution Date, the period from and including the immediately preceding Scheduled Distribution Date (or in the case of the first Interest Accrual Period, from and including February 1, 1998) to but excluding the then current Scheduled Distribution Date.

          "Interest Collections": With respect to any Distribution Date, all payments received by the Trustee from CHR with respect to the Term Assets immediately prior to such Distribution Date, in respect of (i) interest on the Term Assets and (ii) any Excess Interest.

          "Optional Redemption": A redemption of the Term Assets, as a whole or in part from time to time, at the option of CHR pursuant to the Indenture, other than a Shortened Maturity Redemption.

          "Optional Redemption Date": The date on which an Optional Redemption occurs.

          "Partial Optional Redemption": An Optional Redemption relating to only a portion of the Term Assets.

          "Payment Default": A default in any payment of the principal of, premium, if any, or interest on the Term Assets when the same becomes due and payable, and the expiration of any applicable grace period for the making of such payment.

          "Place of Distribution": New York, New York.

          "Principal Collections": All principal payments received by the Trustee on the Term Assets, including the principal portion of the redemption price and the premium, if any, paid in the event of a Shortened Maturity Redemption or an Optional Redemption.

          "Private Placement Legend": As defined in Section 4(d) hereof.

          "Rating Agency": Initially none. At any time after the Closing Date, the Depositor may designate one or more credit rating agencies as a "Rating Agency" for purposes of this Agreement by Depositor Order, acknowledged by the Trustee. Thereafter, references to "the Rating Agency" in the Agreement shall be deemed to be each such credit rating agency.

          "Record Date": With respect to any Distribution Date, the 15th day immediately preceding such Distribution Date.

          "Registration Rights Agreement": A registration rights agreement between the Depositor and Prudential Securities Incorporated dated June 9, 1998 relating to the Exchange Offer.

          "Residual Class Certificates": A Class of securities issued pursuant to this Agreement representing an undivided interest in the distributions described in Section 9 hereof payable to such Class.

          "Scheduled Distribution Date": The first day of each February and August, or, if any such day is not a Business Day and a Term Assets Scheduled Payment Date, then the Business Day on or immediately following the Term Assets Scheduled Payment Date, commencing August 1, 1998, through and including August 1, 2097; provided, however, that payment on each Scheduled Distribution Date shall be subject to receipt of the corresponding payment of interest or principal, as applicable, on the Term Assets. In the case of the Amortizing Class Certificates, commencing on August 1, 1998 and ending with the Scheduled Final Distribution Date for the Amortizing Class Certificateholders. In the case of the Residual Class Certificates, commencing February 1, 2019 and ending with the Scheduled Final Distribution Date for the Residual Class Certificateholders.


"Scheduled Final Distribution Date": Amortizing Class Certificates
                          - August 1, 2018.
                      Residual Class Certificates - August 1, 2097.




          "Shortened Maturity Date": A maturity date for the Term Assets on or before August 1, 2097, designated by CHR, as a result of a Tax Event.

          "Shortened Maturity Redemption": A redemption of the Certificates in whole, but not in part, as a result of the Shortened Maturity

          Date occurring on or prior to August 1, 2097.

          "Specified Currency": United States Dollars.

          "Tax Event": Means that CHR shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "Administrative or Judicial Action"), or (c) any amendment to, clarification of or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the theretofore generally accepted position or interpretation, in each case, occurring on or after July 15, 1997, there is more than an insubstantial increase in the risk that interest paid by CHR on the Term Assets is not, or will not be, deductible, in whole or in part, by CHR for United States federal income tax purposes.

          "Term Assets": The $57,830,000 aggregate principal amount of 7.40% Debentures due August 1, 2097 issued by CHR, deposited in the Trust by the Depositor and further identified on Schedule 1 hereto.

          "Term Assets Scheduled Payment Date": The first day of each February and August, commencing on February 1, 1998; provided, however, that if any Term Assets Scheduled Payment Date would otherwise fall on a day that is not a Business Day (as defined in the Indenture), such Term Assets Scheduled Payment Date will be the next following day that is a Business Day (as so defined).

          "Term Assets Prospectus": The prospectus of CHR, dated July 15, 1997, with respect to the Term Assets.

          "Term Assets Trustee": The trustee under the Indenture.

          "Trust": Receipts on Corporate Securities Trust, Series CHR 1998-1.

          "Trustee": The Bank of New York, a New York banking corporation.

          "Trust Termination Event": (a) receipt and distribution to the holders of Certificates entitled thereto of all amounts owed under the Trust Agreement in respect of the Term Assets (subject to Section 9(c) hereof), (b) the occurrence of any Shortened Maturity Redemption, (c) the occurrence of any Optional Redemption of all the Term Assets then held by the Trust, (d) the occurrence of an In-Kind Distribution of all Term Assets then held by the Trust or (e) the delivery of the last remaining Term Assets then held by the Trust, to Certificateholders in exchange for Certificates pursuant to Section 8.

          "Voting Rights": Voting Rights will be allocated between the Amortizing Class Certificateholders, on the one hand, and the Residual Class Certificateholders, on the other, at any date of determination in the same ratio as (i) the present value of all originally scheduled future payments on the Amortizing Class Certificates bears to (ii) the present value of all originally scheduled future payments on the Term Assets after August 1, 2018, in each case discounted semiannually at a rate of 7.40% per annum to the date of determination. Such ratio will be calculated by the Calculation Agent. Subject to the foregoing, "Voting Rights" shall mean (a) with respect to the Amortizing Class Certificates, the voting rights allotted to such Class, allocated among all Holders of Amortizing Class Certificates in proportion to the respective Amortized Amount held by such Holders on any date of determination, and (b) with respect to the Residual Class Certificates, the voting rights allotted to such Class, allocated among all Holders of Residual Class Certificates in proportion to the respective Certificate Principal Balances held by such Holders on any date of determination. In the case of any tender offer by CHR, see Section 11(c) hereof.

2. Creation and Declaration of Trust; Grant of Term Assets; Acceptance by Trustee. (a) The Depositor, concurrently with the execution and delivery hereof and pursuant to Section 2.1 of the Agreement, has delivered or caused to be delivered to the Trustee the Term Assets in exchange for the delivery to, or at the direction of the Depositor, of all of the Certificates, representing the entire beneficial interest in all of the assets of the Trust.

     (b) The Trustee hereby (i) acknowledges such deposit, pursuant to subsection (a) above, and receipt by it of the Term Assets, (ii) accepts the trusts created hereunder in accordance with the provisions hereof and of the Agreement but subject to the Trustee's obligation, as and when the same may arise, to make any payment or other distribution of the assets of the Trust as may be required pursuant to this Series Supplement, the Agreement and the Certificates, and (iii) agrees to perform the duties herein or therein required and any failure to receive reimbursement of expenses and disbursements under Section 7.5 of the Agreement shall not release the Trustee from its duties herein or therein.

3. Designation. There is hereby created a Series of trust certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "Receipts on Corporate Securities, Series CHR 1998-1." The Certificates shall be issued in two Classes, consisting of the Amortizing Class Certificates and the Residual Class Certificates.

4. Form and Date of the Certificates. (a) The Certificates that are executed, authenticated and delivered by the Trustee to the Depositor upon Depositor Order on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under the Agreement shall be dated the date of their authentication. The Certificates and the certificate of authentication of the Trustee thereon shall be substantially in the form of Exhibit A or Exhibit B hereto, as specified below, which are hereby incorporated in and expressly made a part of this Agreement. The Exchange Certificates and the certificate of authentication of the Trustee thereon shall be substantially in the same form with those changes as are noted in Exhibits A and B.

     (b) The Amortizing Class Certificates will be represented by one or more permanent Certificates in definitive, fully registered form in minimum denominations of $250,000 in Certificate Principal Balance and integral multiples of $1.00 in excess thereof. The Residual Class Certificates will be represented by one or more permanent Certificates in definitive, fully registered form in minimum denominations of $500,000 in Certificate Principal Balance and integral multiples of $1.00 in excess thereof.

     (c) In the event Initial Certificates are tendered in an Exchange Offer, such Initial Certificates shall be exchanged for one or more Exchange Certificates of the same Class in definitive, fully registered form in the same denominations set forth in Section 4(b).

          (d) The Certificates shall bear the following legends.

          Each Initial Residual Certificate and each Initial Amortizing Class Certificate shall bear the following legend (the "Private Placement Legend") on the face thereof:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

          Each Certificate shall bear the following legend; provided that the following legend may be removed from Exchange Certificates of a Class upon such time, if any, as the Depositor has furnished a Depositor Order pursuant to Section 7(c) hereof:

          THE TRUST HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED. NO SALE OR OTHER TRANSFER OF THIS CERTIFICATE SHALL BE PERMITTED WHICH WOULD REQUIRE REGISTRATION OF THE TRUST THEREUNDER.

5. Aggregate Certificate Principal Balance. The maximum Aggregate Certificate Principal Balance of the Amortizing Class Certificates that may be executed, authenticated and delivered under the Agreement and this Series Supplement is $48,096,190. The maximum Aggregate Certificate Principal Balance of the Residual Class Certificates that may be authenticated and delivered under the Agreement and this Series Supplement is $57,830,000. In each case such maximum amounts shall be calculated without regard to Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.3, 5.4, 5.5 or 5.16 of the Agreement. The Certificates are issuable in the minimum denominations specified in Section 4.

6. Currency of the Certificates. All distributions on the Certificates will be made in the Specified Currency.

7. Certain Provisions Regarding Transfer and Exchange. (a) In the event that the Depositor delivers to the Trustee a copy of an Officers' Certificate certifying that an Exchange Offer Registration Statement has been declared effective by the Commission and that the Trust has offered Exchange Certificates of a Class to the Holders of the related Class of Initial Certificates in accordance with the Exchange Offer, the Trustee shall exchange, upon request of any such Holder, such Holder's Initial Certificates for Exchange Certificates of the related Class upon the terms set forth in the Exchange Offer and in accordance with Section 4(c) hereof, provided that the Initial Certificates so surrendered for exchange are duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Trustee, in addition to any certifications and representations required by the provisions of the Registration Rights Agreement, and duly executed by the Holder thereof or such Holder's attorney who shall be duly authorized in writing to execute such document on the behalf of such Holder.

          The Trustee shall not be required (i) to issue, register the transfer of or exchange any Certificate during the period of 15 days ending on (and including) any Distribution Date.

     (b) Upon receipt of a Depositor Request to the effect that specified Initial Certificates of a Class (the "Registered Certificates") have been registered under the Securities Act, if Initial Certificates of such Class are issued upon the transfer, exchange or replacement of the Registered Certificates, or if a request is made to remove the Private Placement Legend on the Registered Certificates, the Trustee shall execute, authenticate and deliver Initial Certificates of such Class that do not bear the Private Placement Legend.

     (c) In connection with each transfer of a Certificate, the transferee will be required to complete the certification annexed to such Certificate unless the Depositor has furnished a Depositor Order to the effect that such transfer form is no longer required.

     (d) In connection with each transfer of a Residual Class Certificate, the transferee will be required to deliver to the Trustee a certification upon purchase of such Certificate to the effect that the beneficial owner thereof (whether such registered holder or the ultimate beneficiary for whom it holds such Certificate) is either (i) a United States person, or (ii) a non-United States person who is exempt from withholding under U.S. federal income tax laws and has completed, accurately and in a manner reasonably satisfactory to the Trustee or its agent, an appropriate statement (generally on IRS Form W-8), signed under penalties of perjury, identifying the beneficial owner and stating that the beneficial owner is not a United States person (or, after December 31, 1999, has satisfied applicable documentary evidence requirements for establishing that it is not a United States person) and delivered such statement (or documentary evidence) to the Trustee or its agent.

          Such transferee will be deemed to have represented and agreed with the Trustee that so long as it is the registered holder of such Certificate, the beneficial owner thereof will be a person described in clauses (i) or (ii) above and, in the event of any change in the identity of the beneficial owner for whom such registered holder is acting or any lapse of a Form W-8 (or documentary evidence) previously delivered to the Trustee, the registered holder will promptly deliver a new certification or a current Form W-8 (or documentary evidence), as applicable. In the event such representation is untrue or such current forms (or documentary evidence) are not so furnished, the Certificate held by such registered holder will be subject to mandatory resale as described below.

          If a Responsible Officer has actual knowledge or reason to know that the certification or deemed representation made by such registered holder is incorrect or if such registered holder does not provide the current Form W-8 (or documentary evidence) as described above within ten days after the prior such Form (or documentary evidence) has lapsed, then, the Trustee will furnish a notice to such registered holder stating that (i) such registered holder must, within 30 calendar days from the date of such notice, effect the registration of transfer of its Residual Class Certificate to a person that certifies that the beneficial owner of the Certificate is a U.S. person or exempt from U.S. withholding tax as described above and (ii) if such transfer does not occur by the thirtieth day, the Holder will be deemed irrevocably to have appointed Prudential Securities Incorporated or Prudential-Bache Securities (U.K.) Inc. (either a "Broker") as its broker to sell such Holder's Certificate on its behalf to a qualified purchaser at a fair market price (net of customary brokerage commissions) within the next succeeding five Business Days. For purposes of effectuating such sale pursuant to clause (ii) of the preceding sentence, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Holder to, and shall, (a) instruct the broker to effect the foregoing sale, (b) receive from the broker the net proceeds from such sale for the account of the Holder and (c) deliver to or upon the order of the broker a new Certificate issued in exchange for the Certificate of the Holder sold by the broker (whereupon the Holder's Certificate will be deemed to have been surrendered and canceled and cease to be outstanding for any purpose hereunder or entitled to any rights or benefits hereunder). The Trustee shall pay to the Holder, within five Business Days of receipt thereof from the broker, the net proceeds of such sale, such payment to be made in the same manner as such Holder received its most recent payment on the Certificate. Each Holder, by its acceptance of a Certificate, hereby consents to and agrees with the provisions of this Section 7.

8. Certificateholder Exchange Right. Commencing August 1, 1999, any Holder of both Amortizing Class Certificates and Residual Class Certificates (or on or after August 1, 2018, of Residual Class Certificates) may, by delivery of a notice to the Trustee substantially in the form of the Notice of Exchange attached to a Certificate (a "Notice of Exchange") not less than 30 and not more than 45 days prior to any Scheduled Distribution Date, elect to exchange Certificates of both Classes for Term Assets (or on or after August 1, 2018, of Residual Class Certificates) on such Scheduled Distribution Date (the "Exchange Date") in accordance with this Section. In order to exercise such right, the Holder shall tender to the Trustee on the Exchange Date immediately succeeding such notice (i) if the Exchange Date is prior to August 1, 2018, both (a) Amortizing Class Certificates evidencing the percentage specified in the Notice of Exchange (which shall not be less than 10%) of the Aggregate Certificate Principal Balance of all Amortizing Class Certificates then outstanding and (b) Residual Class Certificates evidencing the same percentage of the Aggregate Certificate Principal Balance of all Residual Class Certificates then outstanding as is represented by the Amortizing Class Certificates tendered pursuant to clause (a) or (ii) if the Exchange Date is on or after August 1, 2018, Residual Class Certificates evidencing at least 10% of the aggregate Certificate Principal Balance of all Residual Class Certificates then outstanding.

          Upon tender of such Certificates, duly endorsed by the Holder to the Trustee, the Trustee shall transfer to the Holder (or its designee specified in the Notice of Exchange) a principal amount of Term Assets comprising the same percentage of the Term Assets then held in the Trust as the percentage of Amortizing Class Certificates and Residual Class Certificates tendered by such Holder on such Scheduled Distribution Date, rounded down to the nearest authorized denomination of Term Assets. Upon such exchange, the Trustee shall cancel the tendered Certificates, provided that if the amount of Term Assets delivered to the Holder or its designee was rounded down in accordance with the preceding sentence, the Trustee shall issue to such Holder new Certificates of each Class evidencing percentage interests of such Class (regardless of whether such interests would otherwise be authorized denominations) equal to the amount of such Class in excess of the amount accepted for such exchange.

          The delivery of a Notice of Exchange pursuant to this Section shall be irrevocable; provided, however, that if (i) the proceeds of an Optional Redemption, Shortened Maturity Redemption or In-Kind Distribution are to be distributed on the Exchange Date to which such Notice of Exchange relates or
(ii) if prior to such Exchange Date, the Trustee gives notice to Holders that the proceeds of an Optional Redemption, Shortened Maturity Redemption or In-Kind Distribution are scheduled to be distributed on a date subsequent to such Exchange Date, such Notice of Exchange shall be automatically deemed canceled and be of no further force and effect.

          Any Holder tendering Certificates in exchange for Term Assets on an Exchange Date pursuant to this Section shall be entitled to receive cash distributions otherwise payable on such Certificates on such Exchange Date pursuant to Section 9(a).

9. Distributions. (a) Not later than each Scheduled Distribution Date, the Trustee shall distribute to the Holders of the Amortizing Class Certificates, to the extent of Interest Collections constituting Available Funds, an amount equal to the Fixed Payment plus any Excess Interest. Each Fixed Payment shall be allocated first to interest accrued during the related Interest Accrual Period at a rate equal to the Amortizing Class Yield on the then outstanding Aggregate Certificate Principal Balance of the Amortizing Class Certificates, with the balance of such Fixed Payment allocated to the repayment of principal in accordance with the amortization schedule attached hereto as Schedule 2 (the "Amortization Schedule"). Any Excess Interest shall be allocated as additional interest and shall not be taken into account in the allocation of the Fixed Payment. In the event of a Partial Optional Redemption or an exchange of Certificates for Term Assets pursuant to Section 8, the Fixed Payment to the holders of the Amortizing Class Certificates will be reduced, effective on the next Scheduled Distribution Date, pro rata with the reduction of the Term Assets, and the Trustee shall thereafter adjust the Amortization Schedule on the basis of the new Aggregate Certificate Principal Balances following the Optional Redemption Date.

     (b) Following the Scheduled Final Distribution Date with respect to the Amortizing Class Certificates, and not later than each Scheduled Distribution Date, the Trustee shall distribute to the Holders of the Residual Class Certificates, to the extent of Interest Collections constituting Available Funds, an amount equal to the payments of interest received from CHR on account of the Term Assets plus any Excess Interest. Any Excess Interest shall be allocated as additional interest and shall not be taken into account in the allocation of the payments of interest received from CHR on account of the Term Assets. In the event of a Partial Optional Redemption or an exchange of Certificates for Term Assets pursuant to Section 8, the payments of interest received from CHR on account of the Term Assets made to the holders of the Residual Class Certificates will be reduced, effective on the next Scheduled Distribution Date, pro rata with the reduction of the Term Assets.

     (c) On August 1, 2097, the Trustee shall distribute the proceeds from the maturity of the Term Assets to the Residual Class Certificateholders; provided that if payment of the proceeds from the maturity of the Term Assets due to the Trust from CHR on August 1, 2097 is not made by CHR on such date, the proceeds from the maturity of the Term Assets will not be distributed to the holders of the Residual Class Certificates until payment of such proceeds is made by CHR or the Trustee makes an In-Kind Distribution to Certificateholders in accordance with this Agreement.

          (d) In the event of an Optional Redemption or in the event of a vote to accept a tender offer (as described in 11(c) below), on or prior to August 1, 2097, the Certificates will be redeemed on the Optional Redemption Date, or in the case of a tender offer, on the date applicable thereto. Such redemption shall be a redemption of the Certificates as a whole if the Optional Redemption is redemption of the Term Assets as a whole, and shall be a redemption of the Certificates in part, as described in the next subsection, if the Optional Redemption is a Partial Optional Redemption. In such event, the Trustee will distribute the aggregate redemption price received on the Term Assets on the Optional Redemption Date to the holders of the Amortizing Class Certificates, if still outstanding, and/or the Residual Class Certificates, respectively, on the basis of the Distribution Ratio. Such ratio will be calculated by the Calculation Agent. If no Amortizing Class Certificates are still outstanding, all payments will be made to the Holders of the Residual Class Certificates.

          (e) In the event of a Partial Optional Redemption, the distribution of the portion of the redemption price allocable to a particular Class of Certificates pursuant to the preceding subsection shall be made on a pro rata basis among all Certificateholders of such Class. Amounts so allocated to the Amortizing Class Certificates, if still outstanding, shall be allocated first to interest accrued since the start of the most recent Interest Accrual Period at a rate equal to the Amortizing Class Yield on the then outstanding Certificate Principal Balance of the Amortizing Class Certificates, with the balance of such distribution allocated to the repayment of principal. At the close of business on the applicable Optional Redemption Date, the respective Certificate Principal Balances of the Certificates shall be reduced in accordance with the definition of the term "Certificate Principal Balance."

          (f) In the event of a Shortened Maturity Redemption on or prior to August 1, 2097, the Certificates shall be redeemed as a whole on the Shortened Maturity Date. In such event, the Trustee will distribute the aggregate redemption price received on the Term Assets on the Shortened Maturity Date to the holders of the Amortizing Class Certificates, if still outstanding, and/or the Residual Class Certificates, respectively, on the basis of the Distribution Ratio. Such ratio will be calculated by the Calculation Agent. If no Amortizing Class Certificates are still outstanding, all payments will be made to the Holders of the Residual Class Certificates.

          (g) Upon a Payment Default, a Change in Reporting Status or an Acceleration of the Term Assets under the Indenture on or before August 1, 2097, the Trustee will make an In-Kind Distribution of the remaining Term Assets, pursuant to Section 3.6 of the Agreement, to the holders of the Amortizing Class Certificates, if still outstanding, and/or the Residual Class Certificates. The Trustee will distribute the Term Assets and any proceeds from liquidation thereof made pursuant to Section 3.6(b) to the holders of the Amortizing Class Certificates, if still outstanding, and/or Residual Class Certificates, respectively, on the basis of the Distribution Ratio as of the date of such Payment Default or Acceleration. Such ratio will be calculated by the Calculation Agent. If no Amortizing Class Certificates are still outstanding, all distributions will be made to the Holders of the Residual Class Certificates.

          (h) Distributions of any Purchase Price pursuant to Section 2.5 of the Agreement shall be distributed in the same ratio set forth in subsection
(e) above discounted to the date on which the Purchase Price is distributed. Such distribution shall be made no later than fifteen days after receipt of the Purchase Price.

          (i) Distributions to the Certificateholders on each Distribution Date will be made to the Certificateholders of record on the related Record Date of the Amortizing Class Certificates and Residual Class Certificates, as applicable.

          (j) In the event a payment with respect to the Term Assets is made to the Trustee after the Term Assets Payment Date on which such payment was due, the Trustee will distribute any such amounts received on the first New York Business Day thereafter as if such funds had constituted Available Funds on the Scheduled Distribution Date immediately preceding such Business Day; provided, however, that the Record Date for such distribution shall be fifteen days prior to such Business Day and no additional amounts will accrue on the Certificates or be owed to the holders of Amortizing Class Certificates and Residual Class Certificates in respect of such distribution.

          (k) All distributions to Certificateholders of any Class shall be allocated pro rata among the Certificates of such Class, based on the respective Certificate Principal Balances as of the Record Date with respect to such Distribution Date.

          (l) Notwithstanding any provision of the Agreement to the contrary, to the extent funds are available, the Trustee will initiate payment in immediately available funds by 10:00 A.M. (New York City time) on each Distribution Date of all amounts payable to each Certificateholder with respect to any Certificate held by such Certificateholder or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address as each Certificateholder may from time to time direct the Trustee in writing fifteen days prior to such Distribution Date requesting that such payment will be so made and designating the bank account to which such payments shall be so made. The Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder pursuant to this Section 9(k) unless a new instruction is delivered 15 days prior to a Distribution Date.

          (m) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Series Supplement. The Trustee shall in no way be responsible or liable to the Certificateholders nor shall any Certificateholder in any way be responsible or liable to any other Certificateholder in respect of amounts previously distributed on the Certificates based on their respective Certificate Principal Balances.

          (n) The Trustee shall furnish notice to Certificateholders as soon as practicable after a Responsible Officer learns of a situation giving rise to a distribution under subsections (d), (e) or (f) hereof.

10. Termination of Trust. (a) The Trust shall terminate upon the occurrence of any Trust Termination Event and the distribution to Certificateholders of all amounts or property required to be distributed to them and the disposition of all Term Assets held by the Trustee.

     (b) Promptly after the Trustee has received a notice from the Term Assets Trustee or CHR of an Optional Redemption other than a Partial Optional Redemption, a Shortened Maturity Redemption, a Payment Default or an Acceleration of the Term Assets, the Trustee shall provide notice to the Certificateholders of the expected occurrence of a Trust Termination Event and the termination of the Trust.

          (c) The obligations of the Trustee will thereupon terminate, except for the making of final distributions to Certificateholders and the furnishing of any reports and other information required to be provided to Certificateholders hereunder and under the Agreement and except as otherwise specified herein and therein.

11. Limitation of Powers and Duties. (a) The Trustee shall administer the Trust and the Term Assets solely as specified herein and in the Agreement.

     (b) The Trust is constituted solely for the purpose of acquiring and holding the Term Assets. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized herein and, in particular, notwithstanding anything to the contrary in the Agreement, the Trustee is not authorized (i) to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Term Assets, once acquired, or interests therein, including to Certificateholders except as expressly provided as Section 3.6 of the Base Trust Agreement, (ii) to do anything that would materially increase the likelihood that the Trust will fail to qualify as a grantor trust for United States federal income tax purposes, (iii) to merge or consolidate the Trust with any other entity, (iv) to incur any debt other than Trust expenses as described in the Agreement and any obligations under the Certificates, or (v) to issue any securities other than the Certificates.

          (c) Notwithstanding the foregoing, or anything to the contrary in the Agreement, upon a vote of the Holders of at least 66-2/3% in interest of the Certificates then outstanding (as reflected by the Distribution Ratio) to such effect, the Trustee shall tender all of the Term Assets to CHR (unless otherwise restricted pursuant to the terms of the tender offer) for repurchase in the event of a tender offer by CHR. However, with respect to this Section 11(c), in the event any such tender offer shall not include the payment of all accrued interest and principal in full amount due on those Term Assets subject to such a tender offer, then any such tender offer must satisfy the Rating Agency Condition.

12. Certain Provisions of Base Trust Agreement Not Applicable. The provisions of Sections 2.2(b), 2.3 (except insofar as incorporated in Section 2.5), 5.16,
6.4 and 8.1(a)(i) of the Base Trust Agreement shall be inapplicable with respect to the Certificates.

13. Modification and Amendment of Base Trust Agreement. (a) Section 1.1 of the Base Trust Agreement is amended for the purposes of this Series Supplement and the Certificates by deleting "Section 3a-7" and inserting in its place "Rule 3a-7".

          (b) In addition to, and notwithstanding anything to the contrary in, the Base Trust Agreement or this Series Supplement, the Trustee, upon receipt of a Depositor Order, shall amend this Series Supplement to provide for the issuance of the Initial Certificates of a Class or Exchange Certificates of a Class in the form of a Global Security issued to a Depositary specified by the Depositor. Such amendment shall not require the consent of any Certificateholders or compliance with any other conditions contained in
Section 9.1 of the Base Trust Agreement.

     (c) The penultimate sentence of Section 3.1(b) of the Base Trust Agreement is amended for purposes of this Series Supplement and the Certificates as follows: (1) by substituting a comma for the word "or" at the end of clause (i), and (2) by inserting after the words "Term Asset" and immediately preceding the word "except" the following:

"(iii) which would alter the currency in which any payment is required to be made on the Term Assets, (iv) which would change the voting rights granted to holders of the Term Assets under the Indenture, or (v) which would impair in any material respect any rights of the Trustee or holders of the Term Assets to enforce remedies against CHR under the Indenture,"

     (d) Section 3.6(a) of the Base Trust Agreement is amended for purposes of this Series Supplement and the Certificates by adding the following: "(iv) there is a Change in Reporting Status;"

     (e) Section 3.11(a) of the Base Trust Agreement is amended for purposes of this Series Supplement and the Certificates by substituting both references to "3.11" with "3.10".

     (f) Section 6.5 of the Base Trust Agreement is amended for the purposes of this Series Supplement and the Certificates by deleting "those" and inserting in its place "the".

     (g) Section 9.1(a) of the Base Trust Agreement is amended for purposes of this Series Supplement and the Certificates (i) to add at the end of clause
(v) the phrase "and/or the TIA", and (ii) by deleting from clause (x) thereof the phrase ", but not (vi),".

     (h) Clause (ii) of the proviso to the first sentence of Section 9.1(b) of the Base Trust Agreement is amended by deleting the existing text after the word "without" and inserting the following in its place: "the unanimous consent of the Holders of Certificates of such Series or Class".

     (i) Section 9.9 of the Base Trust Agreement is amended for purposes of this Series Supplement and Certificates by inserting directly after the word "acquiesce" the following: ", join".

14. No Investment of Amounts Received on Term Assets. All amounts received on or with respect to the Term Assets shall be held uninvested by the Trustee without liability for interest thereon.

15. Rule 144A Information. The Trustee will furnish, upon request, to holders and prospective purchasers of Initial Certificates information, which upon request by the Trustee shall be assembled and delivered to the Trustee by the Depositor, satisfying the requirement of subsection (d)(4)(i) of Rule 144A.

16. Notices. (a) All directions, demands and notices hereunder and under the Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by first class mail, postage prepaid or by express delivery service or by certified mail, return receipt requested or delivered in any other manner specified herein, (i) in the case of the Depositor, to Prudential Securities Structured Assets, Inc., One New York Plaza, 15th Floor, New York, New York 10292-2014, Attention: Linda Muller, or such other address as may hereafter be furnished to the Trustee in writing by the Depositor, and (ii) in the case of the Trustee, to The Bank of New York, 101 Barclay Street (12E), New York, New York 10286, Attention:
Corporate Trust, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee.

     (b) For purposes of delivering notices to the Rating Agency, notices shall be sent to the address specified by the Depositor's designation.

17. Access to Certain Documentation. Access to documentation regarding the Term Assets will be afforded without charge to any Certificateholder so requesting pursuant to Section 3.9 of the Agreement. Additionally, the Trustee shall provide at the request of any Certificateholder without charge to such Certificateholder the name and address of each Certificateholder of Certificates hereunder as recorded in the Certificate Register for purposes of contacting the other Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates, subject to the transfer restrictions set forth herein.

18. Ratification of Agreement. With respect to the Series issued hereby, the Base Trust Agreement, as supplemented by this Series Supplement, is in all respects ratified and confirmed and the Base Trust Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. To the extent there is any inconsistency between the terms of the Base Trust Agreement and this Series Supplement, the terms of this Series Supplement shall govern.

19. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

20. Governing Law. This Series Supplement and each Certificate issued hereunder shall be construed in accordance with and governed by the law of the State of New York without regard to principles of conflicts of law.

21. Covenant of Depositor. The Depositor hereby covenants that it will be adequately capitalized at all times. The Depositor hereby further covenants that it will not purchase or otherwise acquire any Certificates in the open market or otherwise at any time.

*     *     *     *     *



          IN WITNESS WHEREOF, the Depositor and the Trustee have caused this Series Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC., as Depositor

                                By
                                  ------------------------------------------
                                  Authorized Signatory

                                THE BANK OF NEW YORK,
                                a New York banking corporation,
                                 as Trustee

                                By
                                  ------------------------------------------
                                  Authorized Signatory


                                                                     Exhibit A

                    [Form of Amortizing Class Certificate]

NUMBER                Certificate Principal Balance              $____________
R-___                 Aggregate Certificate Principal Balance     $48,096,190
                      CUSIP NO.                                     755920AM7

                      SEE REVERSE FOR CERTAIN DEFINITIONS

          THE HOLDER OF THIS CERTIFICATE SHALL HAVE NO RIGHT TO PRINCIPAL PAYMENTS IN RESPECT OF THE TERM ASSETS EXCEPT IN THE EVENT OF AN OPTIONAL REDEMPTION OR A SHORTENED MATURITY REDEMPTION (AS SUCH TERMS ARE DEFINED IN THE TRUST AGREEMENT REFERRED TO HEREIN) ON OR PRIOR TO AUGUST 1, 2018. THE REGISTERED HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL LOOK SOLELY TO THE TRUST PROPERTY (TO THE EXTENT OF ITS RIGHTS THEREIN) FOR DISTRIBUTIONS HEREUNDER.

          THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THESE
SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANsFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

          THE TRUST HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED. NO SALE OR OTHER TRANSFER OF THIS CERTIFICATE SHALL BE PERMITTED WHICH WOULD REQUIRE REGISTRATION OF THE TRUST THEREUNDER.



           RECEIPTS ON CORPORATE SECURITIES TRUST, SERIES CHR 1998-1

                       RECEIPTS ON CORPORATE SECURITIES

                              SERIES CHR 1998-1

          Amortizing Class Certificates evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists of $57,830,000 aggregate principal amount of 7.40% Debentures due August 1, 2097 (the "Term Assets") issued by Chrysler Corporation, a Delaware corporation ("CHR"), and deposited in the Trust by the Depositor, as defined below. The Term Assets were purchased by the Trust from Prudential Securities Structured Assets, Inc. (the "Depositor") in exchange for the transfer of the Certificates to the Depositor by the Trust.

          THIS   CERTIFIES   THAT ____________________________________________
is the registered owner of a nonassessable, fully-paid, fractional undivided interest in Receipts on Corporate Securities Trust, Series CHR 1998-1 formed by the Depositor. Under the Trust Agreement, except upon or after the occurrence of an Optional Redemption, a Shortened Maturity Redemption or an In-Kind Distribution, there will be distributed to the Holders of the Amortizing Class Certificates an amount equal to the Fixed Payment plus any Excess Interest on the first day of each February and August, or, if any such day is not a Business Day and a Term Assets Scheduled Payment Date, then the Business Day on or immediately following the Term Assets Scheduled Payment Date, commencing August 1, 1998 through and including August 1, 2018; provided that payment on each Scheduled Distribution Date shall be subject to receipt of the corresponding payment of interest or principal, as applicable, on the Term Assets. Each Fixed Payment shall be allocated first to interest accrued during the related Interest Accrual Period at a rate equal to the Amortizing Class Yield on the then outstanding Aggregate Certificate Principal Balance of the Amortizing Class Certificates, with the balance of such Fixed Payment allocated to the repayment of principal in accordance with the amortization schedule attached to the Series Supplement as Schedule 2 (the "Amortization Schedule"). Any Excess Interest shall be allocated as additional interest and shall not be taken into account in the allocation of the Fixed Payment. In the event of a Partial Optional Redemption or an exchange of Certificates for Term Assets pursuant to Section 8 of the Series Supplement referred to below, the Fixed Payment to the holders of the Amortizing Class Certificates and the
Certificate Principal Balance of this Certificate will be reduced in accordance with the Trust Agreement. In the event of an Optional Redemption or a Shortened Maturity Redemption, the Trustee will distribute the payments received on the Term Assets on the Optional Redemption Date or the Shortened Maturity Date, as applicable, to the holders of the Amortizing Class Certificates, if still outstanding, and holders of the Residual Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the Amortizing Class Certificates bears to (ii) the present value of all originally scheduled future payments on the Term Assets after August 1, 2018, discounted semiannually in each case at a rate of 7.40% per annum (such ratio being the "Distribution Ratio") to the Optional Redemption Date or Shortened Maturity Date, as applicable. Such amounts will be calculated by the Calculation Agent. If no Amortizing Class Certificates are still outstanding, all payments will be made to the Holders of the Residual Class Certificates. In the event of an In-Kind Distribution pursuant to Section 3.6 of the Base Trust Agreement, the Trustee shall make such In-Kind Distribution to the Holders of the Amortizing Class Certificates, if still outstanding, and the Holders of the Residual Class Certificates, respectively, on the basis of the Distribution Ratio to the date on which the Payment Default, Change in Reporting Status, or Acceleration of the Term Assets occurred. Such ratio shall be calculated by the Calculation Agent. If no Amortizing Class Certificates are still outstanding, all such distributions will be made to the Holders of the Residual Class Certificates.

          The Trust was created pursuant to a Base Trust Agreement dated as of August 28, 1997, as amended by Base Amendment No. 1 dated as of February 27, 1998 (together, the "Base Trust Agreement"), between the Depositor and The Bank of New York, a New York banking corporation, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series CHR 1998-1 Supplement dated as of June 9, 1998 (the "Series Supplement" and, together with the Base Trust Agreement, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

          This Certificate is one of the duly authorized Certificates designated as "Receipts on Corporate Securities, Series CHR 1998-1, Amortizing Class Certificates" (herein called the "Amortizing Class Certificates"). The Trust is also issuing certificates designated as "Receipts on Corporate Securities, Series CHR 1998-1, Residual Class Certificates" (hereinafter called the "Residual Class Certificates" and together with the Amortizing Class Certificates, the "Certificates") pursuant to the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust consists of the Term Assets and all payments on or collections in respect of the Term Assets accrued on or after the Closing Date, all as more fully specified in the Trust Agreement.

          Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distribution) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date to the Person in whose name this Certificate is registered on the applicable Record Date. The Record Date applicable to any Distribution Date is the 15th day immediately preceding such Distribution Date.

          Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer or credit to the appropriate account of the Holder in immediately available funds, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, the City of New York.

          Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

          It is the intent of the Depositor and the Certificateholders that, for purposes of federal income, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a grantor trust or, failing that, as a partnership that is not treated as an association (or publicly traded partnership) taxable as a corporation, and the Trust Agreement shall be interpreted accordingly. Except as otherwise required by appropriate taxing authorities, the Depositor and the other Certificateholders by acceptance of a Certificate, agree to treat, the Certificates for such tax purposes as interests in such grantor trust.



          THIS  CERTIFICATE  SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH,   THE  LAW  OF  THE  STATE  OF  NEW  YORK   WITHOUT   REFERENCE  TO  ITS
CONFLICT-OF-LAW PROVISIONS.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                                            THE BANK OF NEW YORK,
                                            a New York banking corporation

                                            By:
                                               -------------------------------
                                               Authorized Signatory

Dated:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Amortizing Class Certificates described in the Trust Agreement referred to herein.

                                            THE BANK OF NEW YORK,
                                            a New York banking corporation, not
                                            in its individual capacity but
                                            solely as Trustee,

                                            By:
                                               -------------------------------
                                               Authorized Signatory



                        (REVERSE OF TRUST CERTIFICATE)

          The Certificates are limited in right of distribution to certain payments and collections respecting the Trust Agreement, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Term Assets (to the extent of its rights therein) for distributions hereunder.

          Subject to the next sentence and to certain exceptions provided in the Trust Agreement, the Trust Agreement permits the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the unanimous consent of the Holders of each Outstanding Class of Certificates. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          The Certificates are issuable in fully registered form only in minimum Certificate Principal Balances of $250,000 and integral multiples of $1.00 in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same principal amount, Class, original issue date and maturity, in authorized denominations as requested by the Holder surrendering the same.

          As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement signed by, the Holder hereof, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The Certificate Registrar appointed under the Trust Agreement is The Bank of New York.

          No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

          The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates will terminate upon (i) receipt and distribution to the holders of Certificates entitled thereto of all amounts owed under the Trust Agreement in respect of the Term Assets (subject to Section 9(c) of the Series Supplement), (ii) the occurrence of any Shortened Maturity Redemption, (iii) the occurrence of any Optional Redemption of all the Term Assets then held by the Trust, (iv) the occurrence of an In-Kind Distribution of all Term Assets then held by the Trust or (v) the delivery of the last remaining Term Assets then held by the Trust to Certificateholders in exchange for Certificates pursuant to Section 8 of the Series Supplement.



                                  ASSIGNMENT

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

          PLEASE INSERT SOCIAL SECURITY OR TAXPAYER IDENTIFICATION OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


-------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)



-------------------------------------------------------------------------------
the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing




-------------------------------------------------------------------------------
Attorney to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.




Dated:  ______________________



                                               -----------------------------*
                                                 Signature Guaranteed;


                                               -----------------------------*

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



          TO BE COMPLETED BY PURCHASER:

                                  [Check one]

     [ ] The undersigned represents and warrants that it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended.

            Dated:
                                               -------------------------------
                                                        (Signature)

                                      or

     [ ] The undersigned represents and warrants that it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended).

           Dated                               --------------------------------
                                                        (Signature)



                              NOTICE OF EXCHANGE

          To: The Bank of New York, acting not in its individual capacity but as trustee (the "Trustee") of Receipts on Corporate Securities Trust, Series CHR 1998-1 (the "Trust") created pursuant to the Series Supplement dated as of June 9, 1998 (the "Series Supplement") to the Base Trust Agreement dated as of August 28, 1997, as amended (together, the "Trust Agreement"). (Capitalized terms used and not defined herein have the meanings ascribed thereto in the Trust Agreement).

          By delivery of this duly completed Notice of Exchange, the undersigned registered holder of Amortizing Class Certificates and Residual Class Certificates of the Trust irrevocably exercises its option under, and subject to the terms and conditions of, Section 8 of the Series Supplement to exchange (a) Amortizing Class Certificates evidencing the percentage specified below (the "Specified Percentage") (which shall not be less than 10%) of the Aggregate Certificate Principal Balance of all outstanding Amortizing Class Certificates of the Trust and (b) Residual Class Certificates evidencing the Specified Percentage of the Aggregate Certificate Principal Balance of all outstanding Residual Class Certificates of the Trust for Term Assets representing the Specified Percentage of all Term Assets held in the Trust (subject to rounding down to authorized denominations as provided in Section 8 of the Series Supplement).

          The undersigned irrevocably undertakes to deliver to the Trustee on the Exchange Date specified below the specified amount of Amortizing Class Certificates and Residual Class Certificates held of record by the undersigned in exchange for Term Assets in the Specified Percentage (subject to rounding as described above).

          Exchange  Date:   ________________________   (must  be  a  Scheduled
Distribution Date occurring on or after August 1, 1999 and not less than 30 nor more than 45 days after the giving of this Notice).

          Certificates to be Tendered:

                                                                                               Specified
                                                                       Principal Amount of     Percentage of
                         Certificate            Principal Amount       Certificate to be       entire Class to
Class                    Number                 of Certificate         Exchanged*              be Exchanged**
-----                    -----------            ----------------       --------------------    ----------------


Amortizing               $R--                   $                      $
Residual                 $R--                   $                      $                          ________%




----------------------------------

* If not completed, the Holder will be deemed to have agreed to exchange the entire Certificate Principal Balance represented by its Certificates.

** Must be not less than 10% and must represent the identical percentage of the respective Aggregate Certificate Principal Balance of all outstanding Amortizing Class Certificates and Residual Class Certificates issued by the Trust.

Registration instruction for Term Assets (Note: must be eligible participant of book-entry depository system if Term Assets are held through that system):

Dated:  ________________

                                        _____________________________________ *
                                          Signature Guaranteed;

                                        ______________________________________*

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the Trust Certificate surrendered in connection with the exchange in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                                                     Exhibit B

                     [Form of Residual Class Certificate]

NUMBER               Certificate Principal Balance               $____________
R-___                Aggregate Certificate Principal Balance     $57,830,000
                     CUSIP NO.                                   755920AL9

                      SEE REVERSE FOR CERTAIN DEFINITIONS

          ON OR PRIOR TO AUGUST 1, 2018, THE HOLDER OF THIS CERTIFICATE SHALL HAVE NO RIGHT TO PAYMENTS IN RESPECT OF THE TERM ASSETS EXCEPT IN THE EVENT OF AN OPTIONAL REDEMPTION OR A SHORTENED MATURITY REDEMPTION (AS SUCH TERMS ARE DEFINED IN THE TRUST AGREEMENT REFERRED TO HEREIN) ON OR PRIOR TO SUCH DATE AND PRIOR TO AUGUST 1, 2097, THE HOLDER OF THIS CERTIFICATE SHALL HAVE NO RIGHT TO PRINCIPAL PAYMENTS IN RESPECT OF THE TERM ASSETS EXCEPT IN THE EVENT OF AN OPTIONAL REDEMPTION OR A SHORTENED MATURITY REDEMPTION (AS SUCH TERMS ARE DEFINED IN THE TRUST AGREEMENT REFERRED TO HEREIN) PRIOR TO SUCH DATE. THE REGISTERED HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL LOOK SOLELY TO THE TRUST PROPERTY (TO THE EXTENT OF ITS RIGHTS THEREIN) FOR DISTRIBUTIONS HEREUNDER.

          THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THESE
SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANsFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

          THE TRUST HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED. NO SALE OR OTHER TRANSFER OF THIS CERTIFICATE SHALL BE PERMITTED WHICH WOULD REQUIRE REGISTRATION OF THE TRUST THEREUNDER.

          THE RESIDUAL CLASS CERTIFICATES MAY ONLY BE HELD BY PERSONS WHO CERTIFY THAT THE BENEFICIAL OWNER THEREOF IS EXEMPT FROM WITHHOLDING UNDER U.S. FEDERAL INCOME TAX LAWS.



           RECEIPTS ON CORPORATE SECURITIES TRUST, SERIES CHR 1998-1

                       RECEIPTS ON CORPORATE SECURITIES
                             ON SERIES CHR 1998-1

          Residual Class Certificates evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists of $57,830,000 aggregate principal amount of 7.40% Debentures due August 1, 2097 (the "Term Assets") issued by Chrysler Corporation, a Delaware corporation ("CHR"), and deposited in the Trust by the Depositor, as defined below. The Term Assets were purchased by the Trust from Prudential Securities Structured Assets, Inc. (the "Depositor") in exchange for the transfer of the Certificates to the Depositor by the Trust.

          THIS CERTIFIES THAT _____________________________________________  is
the registered owner of a nonassessable, fully-paid, fractional undivided interest in Receipts on Corporate Securities Trust, Series CHR 1998-1 formed by the Depositor. Under the Trust Agreement, except upon or after the occurrence of an Optional Redemption, a Shortened Maturity Redemption or an In-Kind Distribution (as such terms are defined in the Trust Agreement), there will be distributed to the Holders of the Residual Class Certificates, to the extent of Interest Collections constituting Available Funds, an amount equal to the payments of interest received from CHR on account of the Term Assets plus any Excess Interest on the first day of each February and August, or, if any such day is not a Business Day and a Term Assets Scheduled Payment Date, then the Business Day on or immediately following the Term Assets Scheduled Payment Date, commencing February 1, 2019 through and including August 1, 2097; provided that payment on each Scheduled Distribution Date shall be subject to receipt of the corresponding payment of interest or principal, as applicable, on the Term Assets. Any Excess Interest shall be allocated as additional interest and shall not be taken into account in the allocation of the payments of interest received from CHR on account of the Terms Assets. On August 1, 2097, there will be distributed to the Holders of the Residual Class Certificates, the proceeds from the maturity of the Term Assets; provided that if payment of the proceeds from the maturity of the Term Assets due from CHR on August 1, 2097 is not made by CHR on such date, the proceeds from the maturity of the Term Assets will not be distributed to the Holders of the Residual Class Certificates until payments of such proceeds is made by CHR or the Trustee makes an In-Kind Distribution to Certificateholders in accordance with the Trust Agreement. With respect to any distribution to the Residual Class Certificates (as defined below), the percentage of such distribution to which this Certificateholder is entitled on any such Distribution Date is such Certificateholder's Percentage Interest of such distribution. In the event of an Optional Redemption or a Shortened Maturity Redemption, the Trustee will distribute the payments received on the Term Assets on the Optional Redemption Date or the Shortened Maturity Date, as applicable, to the holders of the
Amortizing Class Certificates, if still outstanding, and holders of the Residual Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the Amortizing Class Certificates bears to (ii) the present value of all originally scheduled
future  payments  on  the  Term  Assets  after  August  1,  2018,   discounted
semiannually in each case at a rate of 7.40% per annum (such ratio being the "Distribution Ratio") to the Optional Redemption Date or Shortened Maturity Date, as applicable. Such amounts will be calculated by the Calculation Agent. If no Amortizing Class Certificates are still outstanding, all payments will be made to the Holders of the Residual Class Certificates. In the event of an In-Kind Distribution pursuant to Section 3.6 of the Base Trust Agreement, the Trustee shall make such In-Kind Distribution to the Holders of the Amortizing Class Certificates, if still outstanding, and the Holders of the Residual
Class Certificates, respectively, on the basis of the Distribution Ratio to the date on which the Payment Default, Change in Reporting Status, or Acceleration of the Term Assets occurred. Such ratio shall be calculated by
the  Calculation   Agent.  If  no  Amortizing  Class  Certificates  are  still outstanding, all such distributions will be made to the Holders of the Residual Class Certificates. In the event of a Partial Optional Redemption or an exchange of Certificates for Terms Assets pursuant to Section 8 of the Series Supplement referred to below, the payments of interest received from CHR on account of the Term Assets made to the holders of the Residual Class Certificates and the Certificate Principal Balance of this Certificate will be reduced in accordance with the Trust Agreement.

          The Trust was created pursuant to a Base Trust Agreement dated as of August 28, 1997, as amended by Base Amendment No. 1 dated as of February 27, 1998 (together, the "Base Trust Agreement"), between the Depositor and The Bank of New York, a New York banking corporation, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series CHR 1998-1 Supplement dated as of June 9, 1998 (the "Series Supplement" and, together with the Base Trust Agreement, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

          This Certificate is one of the duly authorized Certificates designated as "Receipts on Corporate Securities, Series CHR 1998-1, Residual Class Certificates" (herein called the "Residual Class Certificates"). The Trust is also issuing certificates designated as "Receipts on Corporate Securities, Series CHR 1998-1, Amortizing Class Certificates" (hereinafter called the "Amortizing Class Certificates" and together with the Residual Class Certificates, the "Certificates") pursuant to the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust consists of the Term Assets and all payments on or collections in respect of the Term Assets accrued on or after the Closing Date, all as more fully specified in the Trust Agreement.

          Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date to the Person in whose name this Certificate is registered on the applicable Record Date. The Record Date applicable to any Distribution Date is the 15th day immediately preceding such Distribution Date.

          Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer or credit to the appropriate account of the Holder in immediately available funds, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, the City of New York.

          Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

          It is the intent of the Depositor and the Certificateholders that, for purposes of federal income, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a grantor trust or, failing that, as a partnership that is not treated as an association (or publicly traded partnership) taxable as a corporation or a public traded partnership, and the Trust Agreement shall be interpreted accordingly. Except as otherwise required by appropriate taxing authorities, the Depositor and the other Certificateholders by acceptance of a Certificate, agree to treat, the Certificates for such tax purposes as interests in such grantor trust.



          THIS  CERTIFICATE  SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH,  THE  LAWS  OF  THE  STATE  OF  NEW  YORK,   WITHOUT  REFERENCE  TO  ITS
CONFLICT-OF-LAW PROVISIONS.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                                        THE BANK OF NEW YORK,
                                        a New York banking corporation,

                                        By: ________________________________
                                                 Authorized Signatory

Dated:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Residual Class Certificates described in the Trust Agreement referred to herein.

                                        THE BANK OF NEW YORK,
                                        a New York banking corporation, not in
                                        its individual capacity but solely as
                                        Trustee,

                                        By: ________________________________
                                                  Authorized Signatory



                        (REVERSE OF TRUST CERTIFICATE)

          The Certificates are limited in right of distribution to certain payments and collections respecting the Trust Agreement, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Term Assets (to the extent of its rights therein) for distributions hereunder.

          Subject to the next sentence and to certain exceptions provided in the Trust Agreement, the Trust Agreement permits the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the unanimous consent of the Holders of each Outstanding Class of Certificates. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          The Certificates are issuable in fully registered form only in minimum Certificate Principal Balances of $500,000 and integral multiples of $1.00 in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same principal amount, Class, original issue date and maturity, in authorized denominations as requested by the Holder surrendering the same.

          As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, duly endorsed, by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement signed by, the Holder hereof, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The Certificate Registrar appointed under the Trust Agreement is The Bank of New York.

          No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

          The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates will terminate upon (i) receipt and distribution to the holders of Certificates entitled thereto of all amounts owed under the Trust Agreement in respect of the Term Assets (subject to Section 9(c) of the Series Supplement), (ii) the occurrence of any Shortened Maturity Redemption, (iii) the occurrence of any Optional Redemption of all the Term Assets then held by the Trust, (iv) the occurrence of an In-Kind Distribution of all Term Assets then held by the Trust or (v) the delivery of the last remaining Term Assets then held by the Trust to Certificateholders in exchange for Certificates pursuant to Section 8 of the Series Supplement.



                                  ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR TAXPAYER IDENTIFICATION OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


-------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)


-------------------------------------------------------------------------------
the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



-------------------------------------------------------------------------------
Attorney to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:  __________________________

                                                                             *
                                            ----------------------------------
                                                   Signature Guaranteed;



* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



          TO BE COMPLETED BY PURCHASER:

          The undersigned represents and warrants that the beneficial owner hereof is either (i) a United States person, or (ii) a non-United States person who is exempt from withholding under U.S. federal income tax laws and has completed, accurately and in a manner reasonably satisfactory to the Trustee or its agent, an appropriate statement (generally on IRS Form W-8), signed under penalties of perjury, identifying the beneficial owner and stating that the beneficial owner is not a United States person (or, after December 31, 1999, has satisfied applicable documentary evidence requirements for establishing that it is not a United States person) and delivered such statement (or documentary evidence) to the Trustee or its agent.

          Dated
               ------------                ---------------------------------
                                                     (Signature)


                                  [Check one]

          [  ]  The  undersigned   represents  and  warrants  that  it  is  an
institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or
(7) of Regulation D under the Securities Act of 1933, as amended.

          Dated                                                             *
               ------------                ---------------------------------
                                                     (Signature)

                                       or

          [ ] The undersigned represents and warrants that it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended).

          Dated
               ------------                ---------------------------------
                                                     (Signature)




                              NOTICE OF EXCHANGE

          To: The Bank of New York, acting not in its individual capacity but as trustee (the "Trustee") of Receipts on Corporate Securities Trust, Series CHR 1998-1 (the "Trust") created pursuant to the Series Supplement dated as of June 9, 1998 (the "Series Supplement") to the Base Trust Agreement dated as of August 28, 1997, as amended (together, the "Trust Agreement"). (Capitalized terms used and not defined herein have the meanings ascribed thereto in the Trust Agreement).

[Complete the following for Exchange Dates before August 1, 2018]

          By delivery of this duly completed Notice of Exchange, the undersigned registered holder of Amortizing Class Certificates and Residual Class Certificates of the Trust irrevocably exercises its option under, and subject to the terms and conditions of, Section 8 of the Series Supplement to exchange (a) Amortizing Class Certificates evidencing the percentage specified below (the "Specified Percentage") (which shall not be less than 10%) of the Aggregate Certificate Principal Balance of all outstanding Amortizing Class Certificates of the Trust and (b) Residual Class Certificates evidencing the Specified Percentage of the Aggregate Certificate Principal Balance of all outstanding Residual Class Certificates of the Trust for Term Assets representing the Specified Percentage of all Term Assets held in the Trust (subject to rounding down to authorized denominations as provided in Section 8 of the Series Supplement).

          The undersigned irrevocably undertakes to deliver to the Trustee on the Exchange Date specified below the specified amount of Amortizing Class Certificates and Residual Class Certificates held of record by the undersigned in exchange for Term Assets in the Specified Percentage (subject to rounding as described above).

          Exchange  Date:   ________________________   (must  be  a  Scheduled
Distribution Date occurring on or after August 1, 1999 and not less than 30 nor more than 45 days after the giving of this Notice).

          Certificates to be Tendered:


                                                                                                Specified
                                                                       Principal Amount of     Percentage of
                         Certificate            Principal Amount       Certificate to be       entire Class to
Class                    Number                 of Certificate         Exchanged*              be Exchanged**
-----                    -------------          -----------------      -------------------     ---------------


Amortizing               R--                    $                      $
Residual                 R--                    $                      $                          ________%


[Complete the following for Exchange Dates on or after August 1, 2018]

          By delivery of this duly completed Notice of Exchange, the undersigned registered holder of Residual Class Certificates of the Trust irrevocably exercises its option under, and subject to the terms and conditions of, Section 8 of the Series Supplement to exchange Residual Class Certificates evidencing the percentage specified below (the "Specified Percentage") (which shall not be less than 10%) of the Aggregate Certificate Principal Balance of all outstanding Residual Class Certificates of the Trust for Term Assets representing the Specified Percentage of all Term Assets held in the Trust (subject to rounding down to authorized denominations as provided in Section 8 of the Series Supplement).

----------------------

* If not completed, the Holder will be deemed to have agreed to exchange the entire Certificate Principal Balance represented by its Certificates.

** Must be not less than 10% and must represent the identical percentage of the respective aggregate Certificate Principal Balances of all outstanding Amortizing Class Certificates and Residual Class Certificates issued by the Trust.

          The undersigned irrevocably undertakes to deliver to the Trustee on the Exchange Date specified below the specified amount of Residual Class Certificates held of record by the undersigned in exchange for Term Assets in the Specified Percentage (subject to rounding as described above).

          Exchange  Date:   ________________________   (must  be  a  Scheduled
Distribution Date occurring on or after August 1, 2018 and not less than 30 nor more than 45 days after the giving of this Notice).

          Certificates to be Tendered:


                                                                                               Specified
                                                                       Principal Amount of     Percentage of
                         Certificate            Principal Amount       Certificate to be       entire Class to
Class                    Number                 of Certificate         Exchanged***            be Exchanged****
---------                -----------            ----------------       -------------------     ----------------

Residual                 R--                    $                      $                          ________%


*** If not completed, the Holder will be deemed to have agreed to exchange the entire Certificate Principal Balance represented by its Certificates.

**** Must be not less than 10% and must represent the identical percentage of the respective Aggregate Certificate Principal Balances of all outstanding Residual Class Certificates issued by the Trust.





Registration instruction for Term Assets (Note: must be eligible participant of book-entry depository system if Term Assets are held through that system):

Dated:  ________________

                                        ______________________________________*
                                               Signature Guaranteed;

                                        ______________________________________*



NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the Trust Certificate surrendered in connection with the exchange in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.




                         IDENTIFICATION OF TERM ASSETS

Terms of Term Assets:

CHR:.................................................       Chrysler Corporation

Term Assets:.........................................       7.40% Debentures due August 1, 2097

Issue Date:..........................................       On or about July 15, 1997

Original Principal Maturity Date:....................       August 1, 2097

Original Principal Amount Issued:....................       $500,000,000

CUSIP Number:........................................       171196AT5

Stated Interest Rate:................................       7.40%

Interest Payment Dates:..............................       February 1 and August 1

Mode of Payment of Term Assets:......................       By credit to the account of the holder at DTC

Principal Amount of Term Assets Deposited
   Under Trust Agreement:............................       $57,830,000

     The Term Assets will be held by the Trustee for the Owners of Certificates as book-entry credits to an account of the Trustee at DTC.





                                                                    Schedule 2

                         AMORTIZING CLASS CERTIFICATES
                       SCHEDULE OF AMORTIZING PAYMENTS*



     DATE                   INTEREST PAYMENT       PRINCIPAL PAYMENT        TOTAL CASHFLOW        REMAINING BALANCE
-------------------------------------------------------------------------------------------------------------------

August 1, 1998                1,563,126.18             576,583.82           2,139,710.00            47,519,606.18
February 1, 1999              1,544,387.20             595,322.80           2,139,710.00            46,924,283.38
August 1, 1999                1,525,039.21             614,670.79           2,139,710.00            46,309,612.59
February 1, 2000              1,505,062.41             634,647.59           2,139,710.00            45,674,965.00
August 1, 2000                1,484,436.36             655,273.64           2,139,710.00            45,019,691.36
February 1, 2001              1,463,139.97             676,570.03           2,139,710.00            44,343,121.33
August 1, 2001                1,441,151.44             698,558.56           2,139,710.00            43,644,562.77
February 1, 2002              1,418,448.29             721,261.71           2,139,710.00            42,923,301.06
August 1, 2002                1,395,007.28             744,702.72           2,139,710.00            42,178,598.34
February 1, 2003              1,370,804.45             768,905.55           2,139,710.00            41,409,692.79
August 1, 2003                1,345,815.02             793,894.98           2,139,710.00            40,615,797.81
February 1, 2004              1,320,013.43             819,696.57           2,139,710.00            39,796,101.24
August 1, 2004                1,293,373.29             846,336.71           2,139,710.00            38,949,764.53
February 1, 2005              1,265,867.35             873,842.65           2,139,710.00            38,075,921.88
August 1, 2005                1,237,467.46             902,242.54           2,139,710.00            37,173,679.34
February 1, 2006              1,208,144.58             931,565.42           2,139,710.00            36,242,113.92
August 1, 2006                1,177,868.70             961,841.30           2,139,710.00            35,280,272.62
February 1, 2007              1,146,608.86             993,101.14           2,139,710.00            34,287,171.48
August 1, 2007                1,114,333.07           1,025,376.93           2,139,710.00            33,261,794.55
February 1, 2008              1,081,008.32           1,058,701.68           2,139,710.00            32,203,092.87
August 1, 2008                1,046,600.52           1,093,109.48           2,139,710.00            31,109,983.39
February 1, 2009              1,011,074.46           1,128,635.54           2,139,710.00            29,981,347.85
August 1, 2009                  974,393.81           1,165,316.19           2,139,710.00            28,816,031.66
February 1, 2010                936,521.03           1,203,188.97           2,139,710.00            27,612,842.69
August 1, 2010                  897,417.39           1,242,292.61           2,139,710.00            26,370,550.08
February 1, 2011                857,042.88           1,282,667.12           2,139,710.00            25,087,882.96
August 1, 2011                  815,356.20           1,324,353.80           2,139,710.00            23,763,529.16
February 1, 2012                772,314.70           1,367,395.30           2,139,710.00            22,396,133.86
August 1, 2012                  727,874.35           1,411,835.65           2,139,710.00            20,984,298.21
February 1, 2013                681,989.69           1,457,720.31           2,139,710.00            19,526,577.90
August 1, 2013                  634,613.78           1,505,096.22           2,139,710.00            18,021,481.68
February 1, 2014                585,698.15           1,554,011.85           2,139,710.00            16,467,469.83
August 1, 2014                  535,192.77           1,604,517.23           2,139,710.00            14,862,952.60
February 1, 2015                483,045.96           1,656,664.04           2,139,710.00            13,206,288.56
August 1, 2015                  429,204.38           1,710,505.62           2,139,710.00            11,495,782.94
February 1, 2016                373,612.95           1,766,097.05           2,139,710.00             9,729,685.89
August 1, 2016                  316,214.79           1,823,495.21           2,139,710.00             7,906,190.68
February 1, 2017                256,951.20           1,882,758.80           2,139,710.00             6,023,431.88
August 1, 2017                  195,761.54           1,943,948.46           2,139,710.00             4,079,483.42
February 1, 2018                132,583.21           2,007,126.79           2,139,710.00             2,072,356.63
August 1, 2018                   67,353.37           2,072,356.63           2,139,710.00                    (0.00)





-----------------------
*  Subject to change pursuant to Section 9(a) of the Agreement following a Partial Optional Redemption

